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                                                            EXHIBIT 10.2


                   FIRSTAR CORPORATION DIRECTORS' STOCK PLAN


1.     ESTABLISHMENT; PURPOSE

       Firstar Corporation and each of its bank subsidiaries (individually, "Firstar") hereby establish a stock plan for the benefit of their directors, known as the Firstar Corporation Directors' Stock Plan (the "Stock Plan"), to be administered by Firstar Corporation (the "Administrator"). The purpose of the Stock Plan is to provide an incentive to Firstar directors who are not employees of Firstar to remain as directors, increase their efforts for the success of Firstar, and encourage them to own shares of Common Stock of Firstar Corporation (or units of phantom stock under the Firstar Corporation Directors' Deferred Compensation Plan), thereby aligning their interests more closely with the interests of the stockholders of Firstar Corporation.


2.     ELECTION TO PARTICIPATE

       Any director of Firstar who is not an employee of Firstar may elect to participate in the Stock Plan by filing an election with the Administrator prior to January 1 of the year the director desires to participate. Any director who serves on more than one Firstar board of directors may make a separate election to participate in the Stock Plan with respect to each such Firstar entity. Once an election has been filed with the Administrator, the director shall participate in the Stock Plan with respect to the applicable Firstar board of directors for the entire year in which he or she has initially elected to participate and for all subsequent years until the director files a notice of revocation of election with the Administrator, which revocation shall be effective as of December 31 of the year in which it is filed.

3.     FEES PAID IN STOCK

       Commencing as of January 1 of the year a director elects to participate, all director fees earned by the director shall be paid in the form of shares of Common Stock of Firstar Corporation ("Common Stock") until the director shall cease to serve as a member of the applicable Firstar board of directors or until December 31 of the year in which the director shall file a notice of revocation of election pursuant to paragraph 2, whichever first occurs. Director fees for the purpose of the Stock Plan shall be all fees paid to a director by reason of his or her being a member of any voting, non-advisory board of directors of Firstar or any committee thereof.

       The number of shares of Common Stock to be paid to a director shall be computed by dividing the total amount of fees earned by the director in a given period by the fair market value of one share of Common Stock as of the last business day of the calendar quarter immediately preceding the quarter in which the period occurs. Fair market value means the closing price of the Common Stock on the New York Stock Exchange. Shares paid to a director shall be credited on a quarterly or more frequent basis to an account ("Share Account") for such director established by the Administrator with Firstar Trust Company, the transfer agent for the Common Stock. Directors may transfer or withdraw shares held in their Share Account subject to the restrictions of paragraph 7.


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4.   TREASURY SHARES


     Shares paid to directors under the Stock Plan shall be paid out of Treasury Shares of Common Stock held by Firstar Corporation.

5.   DIVIDENDS

     Dividends paid on shares held in a director's Share Account will be paid to the director in the ordinary course of business by the Transfer Agent unless the director participates in the Firstar Corporation Dividend Reinvestment Plan, in which case such dividends will be reinvested in additional shares of Common Stock in accordance with the Dividend Reinvestment Plan.

6.   NO FRACTIONAL SHARES

     No fractional shares shall be credited to the Share Accounts. Whenever the computation of the number of shares to be credited to a director's Share Account results in a fractional amount of one-half or greater, such amount shall be rounded up to the next greater whole number of shares and in all other cases such amount shall be rounded down to the next lower whole number of shares.

7.   SECURITIES LAW COMPLIANCE

     The Administrator may impose such requirements and restrictions with respect to any shares of Common Stock acquired under the Stock Plan as it may deem advisable including, without limitation, (a) legends and/or stop-transfer orders restricting transferability, (b) investment and other representations from directors, and (c) other requirements or restrictions under applicable Federal or state securities laws and any stock exchange upon which the Common Stock is then listed.

8.   ADJUSTMENT IN CAPITALIZATION

     In the event that any change in the outstanding shares of Common Stock occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, share exchange or similar corporate change, the number of shares of Common Stock to be credited to a director's Share Account in the calendar quarter in which such change occurs shall be appropriately adjusted.

9.   FIRSTAR CORPORATION DIRECTORS' DEFERRED COMPENSATION PLAN

     Directors who participate in the Stock Plan may elect to defer receipt of their shares of Common Stock otherwise payable under the Stock Plan by electing to also participate in the Firstar Corporation Directors' Deferred Compensation Plan.

10.  AMENDMENT

     The Stock Plan may be amended or terminated at any time by action of the board of directors of Firstar.